Exhibit 21.01
INTUIT INC.
Subsidiaries as of August 30, 2024

Entity	Formation State/Country
Applatix Inc.	Delaware
CBS Employer Services Inc.	Texas
Computing Resources Inc.	Nevada
CK Progress, Inc.	Delaware
Credit Karma, LLC	Delaware
Credit Karma Mortgage, Inc.	Delaware
Credit Karma Offers, Inc.	Delaware
Credit Karma Real Estate, Inc.	Delaware
Credit Karma Technologies, Ltd.	Canada
Credit Karma UK Ltd.	United Kingdom
Electronic Clearing House, LLC	Delaware
Exactor, Inc.	Delaware
Exactor (Canada) Inc.	Pennsylvania
Global Karma, Inc.	Delaware
IFI Borrower SPV LLC	Delaware
IFI Borrower SPV II, LLC	Delaware
IFI Borrower SPV III, LLC	Delaware
ImVision, Inc.	Delaware
Intuit Australia Pty Limited	Australia
Intuit Canada Payments Inc.	Canada
Intuit Canada ULC/Enterprises Intuit Canada ULC	Canada
Intuit (Check) Software Ltd.	Israel
Intuit Consumer Group LLC	California
Intuit Do-It-Yourself Payroll	California
Intuit Financing Inc.	Delaware
Intuit France SAS	France
Intuit Inc.	Delaware
Intuit India Product Development Centre Private Limited	India
Intuit India Software Solutions Private Limited	India
Intuit India Technology and Services LLP	India
Intuit Insurance Services Inc.	California
Intuit Ireland Software Limited	Ireland
Intuit Limited	United Kingdom
Intuit Mint Bills Inc.	Delaware
Intuit Mint Bills Payment Inc.	Delaware
Intuit Mortgage Inc.	Delaware
Intuit Payment Solutions, LLC	California
Intuit Payments Inc.	Delaware

Intuit Payroll Holding LLC	Delaware
Intuit Payroll Services, LLC	Delaware
Intuit Quickbooks Mexico, S. de R.L. de C.V.	Mexico
Intuit Sales Tax LLC	Delaware
Intuit TT Offerings Inc.	Delaware
Karma Insurance Services, LLC	California
Karma Rating Solutions, Inc.	Delaware
Lacerte Software Corporation	Delaware
Lion’s Partners, LLC	Delaware
McBurberod Financial Inc. (dba SeedFi)	California
Mint Software Inc.	Delaware
Origami Logic Inc.	Delaware
Payroll Solution Inc.	Texas
QuickBooks Online Payroll, Inc. (fka Paycycle, Inc.)	Delaware
Reaction Commerce LLC	Delaware
RSG Canada Holdings LLC	Georgia
RSG Europe Holding LLC	Georgia
RSG LS LLC	Georgia
RSG North America LLC	Georgia
SAWA Labs LLC	Delaware
Seed Financial Intermediate SPV, LLC	Delaware
Seed Financial SPV 1, LLC	Delaware
Seed Financial SPV 2, LLC	Delaware
The Rocket Science Group LLC	Georgia
The Rocket Science Group Holdings, Inc.	Georgia
TradeGecko Pte Ltd.	Singapore
TSheets Hold Co. Inc.	Delaware
TSheets.com LLC	Delaware
Zendrive Technologies India Private Limited	India